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                                                                    EXHIBIT 99.1



                 PRICELINE.COM UPDATES 2ND QUARTER 2002 GUIDANCE

     NORWALK, Conn., June 26, 2002 . . . Priceline.com (Nasdaq: PCLN) today updated its financial guidance for the 2nd quarter 2002, which ends on June 30, 2002. Priceline.com said that it expects revenue to come in approximately 5 percent below the low end of previous guidance of $320 million. The revised revenue target represents an approximately 16 percent sequential increase over 1st quarter 2002 revenues. The Company also said that it expects to report 2nd quarter pro forma net income of approximately $6 million or approximately $0.03 per share, at the low end of the Company's previous guidance. Pro forma net income is stated before stock-based compensation and option payroll taxes of approximately $275,000. The Company also said it would announce 2nd quarter results and provide future guidance on July 31, 2002.

"Priceline.com continues to experience strong growth in its hotel business," said priceline.com Chairman and Chief Executive Officer Richard S. Braddock. "However, our earlier guidance was premised on steady monthly increases which we have historically experienced in airline ticket revenue throughout the quarter. Such increase did not occur in June, which is typically our strongest selling month of the year. The June shortfall was primarily caused by pressure on the airline ticket bind rate and softer than expected customer demand as difficult industry conditions persist."

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ABOUT PRICELINE.COM

Priceline.com is the Internet service that offers products for sale in four categories: a travel service that offers airline tickets, hotel rooms, rental cars, cruises and vacation packages; a personal finance service that offers home mortgages, refinancing and home equity loans; an automotive service that offers new cars, and a telecommunications service that offers long distance calling services. Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

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For press information, contact:   Brian Ek 203-299-8167 (brian.ek@priceline.com)

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could,"


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"expects," "plans," "anticipates," "believes," "estimates," "predicts,"
"potential," "targets," or "continue" reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks or hostilities; adverse changes in the Company's relationships with airlines and other product and service providers, including, without limitation, the withdrawal of providers from the priceline.com system; the effects of increased competition; systems-related failures and/or security breaches; the Company's ability to protect its intellectual property rights; losses by the Company and its licensees; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.